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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITOR'S CONSENT

To the Board Of Directors
Transformation Processing Inc.


         We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated September 18, 1998, except for the last paragraph of Note 8, as to which the date is October 31, 1998, and the last paragraph of note 12, as to which the date is January 26, 1999, on the financial statements of Transformation Processing Inc. as of July 31, 1998 and for the period from April 1, 1996 (date of incorporation) to July 31, 1997, the year ended July 31, 1998, and cumulative amounts from inception to July 31, 1998, which appear in such prospectus. We also consent to the reference to our firm under the caption "Experts" in such prospectus.


                                   GOLDSTEIN GOLUB KESSLER LLP
                                   New York, New York

                                   May 27, 1999